Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of March 25, 2016, by and among ATWOOD OCEANICS, INC., a Texas corporation (the “Parent”), ATWOOD OFFSHORE WORLDWIDE LIMITED, an exempted company organized under the laws of the Cayman Islands and a Wholly-Owned Subsidiary of the Parent (the “Borrower”), the Lenders party hereto and NORDEA BANK AB, LONDON BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Amended Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parent, the Borrower, the Lenders from time to time party thereto, and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of April 10, 2014 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement” and, as modified by this Fourth Amendment and as may be otherwise amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);

WHEREAS, the Parent and the Borrower request, among other amendments to the Credit Agreement contained herein, to amend the Credit Agreement to (i) (x) remove the maximum Leverage Ratio and maximum Secured Leverage Ratio financial covenants and (y) amend the minimum Interest Expense Coverage Ratio financial covenant, (ii) add a minimum liquidity financial covenant, (iii) revise the incurrence based unlimited dividend basket to prohibit the Parent from paying Dividends, (iv) reduce the aggregate principal amount of Commitments by $152,000,000 (the “Commitment Reduction”), (iv) provide flexibility to grant a second lien on the Collateral to secure a portion of the Junior Lien Debt (as defined below), (v) (a) remove the Marshall Islands flag Vessel ATWOOD EAGLE, Official No. 1947 (the “Atwood Eagle Rig”) and the Marshall Islands flag Vessel ATWOOD FALCON, Official No. 1948 (the “Atwood Falcon Rig”) as Collateral Rigs under the Credit Agreement and (b) release the Liens granted on each of the Atwood Eagle Rig and the Atwood Falcon Rig and Collateral associated with each of the Atwood Eagle Rig and the Atwood Falcon Rig (the preceding clauses (v)(a) and (v)(b) collectively, the “Atwood Rigs Release”), (vi) add the Marshall Islands flag Vessel ATWOOD ADVANTAGE, Official No. 4433 (the “Atwood Advantage”), the Marshall Islands flag Vessel ATWOOD ACHIEVER, Official No. 4649 (the “Atwood Achiever”) and the Marshall Islands flag Vessel ATWOOD ORCA, Official No. 4607 (the “Atwood Orca”) as Collateral Rigs under the Credit Agreement and (vii) revise the Applicable Margin and Applicable Commitment Fee Percentage as set forth herein;

WHEREAS, pursuant to Section 14.12(a) of the Credit Agreement and subject to the terms and conditions of this Fourth Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Consent to the Atwood Rigs Release. Notwithstanding anything contained in any provision of the Credit Agreement or any other Credit Document to the contrary, the Lenders party hereto hereby consent to the Atwood Rigs Release. The Lenders party hereto hereby consent, after giving effect to the Atwood Rigs Release, to the release of (x) each of Atwood Oceanics Pacific Limited, Alpha Falcon Company, Alpha Falcon Drilling Company and Swiftdrill Malta from the Subsidiaries Guaranty and (y) the Capital Stock of each of Atwood Oceanics Pacific Limited, Alpha Falcon Company, Alpha Falcon Drilling Company and Swiftdrill Malta from the Liens thereon created by the relevant Pledge Agreement.

The Lenders hereby acknowledge that, from and after the Fourth Amendment Effective Date, the Collateral and Guaranty Requirements with respect to each of the Atwood Eagle Rig and the Atwood Falcon Rig are no long required to be satisfied. The Administrative Agent and the Collateral Agent are hereby authorized to take any actions deemed appropriate in order to effect the foregoing.

II. Amendments to the Credit Agreement.

1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

““Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““Collateral and Guaranty Requirement Collateral” shall mean any Collateral (including all Pledge Agreement Collateral, all Security Agreement Collateral, all Insurance Collateral, all Earnings Collateral and all Collateral Rigs) with respect to which a security interests has been granted over such Collateral in accordance with the definition of “Collateral and Guaranty Requirements”.”

““Consolidated Liquidity” shall mean, on a consolidated basis at any time, the sum of (a) the aggregate amount of Unrestricted Cash and Cash Equivalents of the Parent and its Subsidiaries and (b) the Total Unutilized Commitment as of the date of determination of Consolidated Liquidity to the extent that the conditions precedent set forth in Section 7 (other than Section 7.02) are capable of being satisfied, and a Borrowing could be made, on and as of such date.”

““EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

““Extended Facility” shall mean the portion of the Facility constituting Extended Commitments and Loans that mature on the Extended Commitment Maturity Date.”

““Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of March 25, 2016, by and among the Parent, the Borrower, the Lenders party thereto, and the Administrative Agent.”

““Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.”

““Junior Debt Intercreditor Agreement” shall mean a customary intercreditor agreement for similar transactions of the type described in Section 10.01(xi) between the Administrative Agent, the Parent, the Borrower, the Subsidiary Guarantors, the Junior Lien Representative and the other parties thereto in form and substance reasonably satisfactory to the Administrative Agent and which intercreditor agreement shall not have been objected to by the Required Lenders in accordance with the following sentence. The Administrative Agent shall post a copy of the Intercreditor Agreement to the Lenders in accordance with the Administrative Agent’s internal procedures and the Lenders shall have 5 Business Days from the date of posting to object to the Intercreditor Agreement in a writing delivered to the Administrative Agent.”

““Junior Lien Debt” shall mean Indebtedness (i) of the Parent and/or any of its Subsidiaries secured by the Collateral on a junior lien basis to the Obligations, on the terms and conditions set forth herein and in the Junior Debt Intercreditor Agreement and (ii) as to which a representative of the holders of such Indebtedness, acting on behalf of such holders, shall have become party to the Junior Debt Intercreditor Agreement as a Junior Lien Representative.”

““Junior Lien Debt Refinancing” shall have the meaning provided in Section 10.01(xi).”

““Junior Lien Representative” or “Junior Lien Representatives”, as applicable, shall mean one or more collateral agents or representatives for the holders of the relevant Junior Lien Debt and such other Persons as may from time to time become party thereto in accordance with the terms thereof.”

““Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Parent or any of its Subsidiaries, such cash or Cash Equivalents that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent or of any such Subsidiary, (ii) are not subject to any Lien in favor of any Person other than (a) the Collateral Agent for the benefit of the Secured Creditors, (b) the Junior Lien Representative for the benefit of the holders of the Junior Lien Debt or any Junior Lien Refinancing (subject to the terms of the Junior Debt Intercreditor Agreement) and (c) inchoate Liens, banker’s Liens, rights of set-off and other similar Liens so long as, in the case of this clause (c), such inchoate Liens, banker’s Liens, rights of set-off and other similar Liens are not incurred with the objective of providing any direct or indirect security in respect of Indebtedness or (iii) are otherwise generally available for use by the Parent or any such Subsidiary.”

“”Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

2. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Commitment Fee Percentage” appearing therein in its entirety as follows:

“”Applicable Commitment Fee Percentage” shall mean (x) prior to the Fourth Amendment Effective Date, the percentage per annum determined in accordance with the pricing grid set forth below (the “Commitment Percentage Pricing Grid”) under the caption “Applicable Commitment Percentage Prior to the Fourth Amendment Effective Date” and (y) on or after the Fourth Effective Amendment Date, the percentage per annum determined in accordance with the Commitment Percentage Pricing Grid set forth under the caption “Applicable Commitment Percentage Commencing on the Fourth Amendment Effective Date”, in each case, based on the applicable corporate (or corporate family) ratings set forth in the Commitment Percentage Pricing Grid from each of Moody’s and S&P:

Applicable Commitment Percentage Prior to the Fourth Amendment Effective Date

Applicable Credit Ratings Levels Assigned by the Ratings Agencies	Applicable Commitment Percentage
Category 1 Equal to or greater than BBB- and Baa3	0.30%
Category 2 BB+ and Ba1	0.35%
Category 3 Less than or equal to BB and Ba2 (or no Applicable Credit Rating is available from either Rating Agency)	0.40%

Applicable Commitment Percentage Commencing on the Fourth Amendment Effective Date

Applicable Credit Ratings Levels Assigned by the Ratings Agencies	Applicable Commitment Percentage
Category 1 Equal to or greater than BB and Ba2	1.00%
Category 2 BB- and Ba3	1.10%
Category 3 Less than or equal to B+ and B1 (or no Applicable Credit Rating is available from either Rating Agency)	1.30%

provided that; the calculation of the Applicable Commitment Fee Percentage pursuant to the Commitment Percentage Pricing Grid shall be subject to the Ratings Guidelines.”

3. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” appearing therein in its entirety as follows:

““Applicable Margin” shall mean (x) prior to the Fourth Effective Amendment Date, the percentage per annum determined in accordance with the pricing grid set forth below (the “Applicable Margin Pricing Grid”) under the caption “Applicable Margin Prior to the Fourth Amendment Effective Date” and (y) on and after the Fourth Amendment Effective Date, the percentage per annum determined in accordance with Applicable Margin Pricing Grid under the caption “Applicable Margin Commencing on the Fourth Amendment Effective Date”, in each case, based on the applicable corporate (or corporate family) ratings set forth in the Applicable Margin Pricing Grid from each of Moody’s and S&P:

Applicable Margin Prior to the Fourth Amendment Effective Date

Applicable Credit Ratings Levels Assigned by the Ratings Agencies	Applicable Margin
Category 1 Equal to or greater than BBB- and Baa3	1.75%
Category 2 BB+ and Ba1	1.875%
Category 3 Less than or equal to BB and Ba2 (or no Applicable Credit Rating is available from either Rating Agency)	2.00%

Applicable Margin Commencing on the Fourth Amendment Effective Date

Applicable Credit Ratings Levels Assigned by the Ratings Agencies	Applicable Margin
Category 1 Equal to or greater than BB and Ba2	2.50%
Category 2 BB- and Ba3	2.75%
Category 3 Less than or equal to B+ and B1 (or no Applicable Credit Rating is available from either Rating Agency)	3.25%

provided that; the calculation of the Applicable Margin pursuant to the Applicable Margin Pricing Grid shall be subject to the Ratings Guidelines.”

4. Section 1.01 of the Credit Agreement is hereby amended by inserting the following text in the definition of “Collateral” immediately before the period (“.”) at the end thereof:

“; provided, that, notwithstanding the foregoing, the Collateral shall include any asset that is subject to a Lien or security interest in favor of a Junior Lien Representative or the holders of the Junior Lien Debt or any Junior Lien Debt Refinancing.”

5. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Collateral Rig” in its entirety as follows:

““Collateral Rig” shall mean, as of the Fourth Amendment Effective Date, each Rig listed on Schedule X and thereafter, each such Rig, other than a Rig that ceases to be a Collateral Rig as a result of a Collateral Disposition or an Event of Loss, but including any additional Rig that becomes a Collateral Rig pursuant to Section 10.09 or the proviso at the end of the definition of “Collateral”.”

6. Section 1.01 of the Credit Agreement is hereby amended by deleting the following text from the definition of “Consolidated Indebtedness”:

“; it being understood that in determining compliance with Section 10.07 only, and in any event, at the date of such determination of Consolidated Indebtedness, the amount of cash and Cash Equivalents held by the Parent and its Subsidiaries at such time and which would appear on a consolidated balance sheet of the Parent and its Subsidiaries as part of the consolidated assets of the Parent and its Subsidiaries shall be deducted from the calculation of Consolidated Indebtedness”.

7. Section 1.01 of the Credit Agreement is hereby amended by inserting the text “, the Junior Debt Intercreditor Agreement” immediately after the text “the Resignation and Assignment Agreement” in the definition of “Credit Documents” appearing therein.

8. Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the text “or” appearing at the end of clause (ii) in the definition of “Lender Default” appearing therein and (y) inserting the following text immediately after the text “the events described in the preceding clause (ii)” in the definition of “Lender Default” appearing therein:

“or (iv) such Lender shall become the subject of a Bail-In Action”.

9. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Material Subsidiary” in its entirety as follows:

““Material Subsidiary” shall mean (x) each Subsidiary of the Parent (other than the Borrower) which holds at any time (i) an ownership interest in one or more Collateral Rigs or (ii) a direct or indirect equity interest in any company or Person which holds an ownership interest in one or more Collateral Rigs, provided that a Material Subsidiary which no longer holds either an ownership interest in any Collateral Rig or in any entity which holds an ownership interest in a Collateral Rig, such Material Subsidiary shall thereafter cease to be a Material Subsidiary and (y) each Subsidiary of the Parent (other than Borrower and any Material Subsidiary pursuant to the preceding clause (x)) that becomes a guarantor of (or obligor under), or provides security in respect of, any Junior Lien Debt or any Junior Lien Debt Refinancing; provided, that any Subsidiary that is a Material Subsidiary solely pursuant to the preceding clause (y) shall cease to be a Material Subsidiary if such Subsidiary ceases to be a guarantor of (or obligor under), or provide security in respect of, such Junior Lien Debt or Junior Lien Debt Refinancing, and such Subsidiary shall automatically be released from its Subsidiaries Guaranty and Security Documents and the Capital Stock of any such Subsidiary shall automatically be released from the Liens thereon created by the relevant Pledge Agreement, if any, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.”

10. Section 1.01 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of “Consolidated Secured Indebtedness”, “Leverage Ratio”, “Net Cash Proceeds”, “Ratio Change Conditions”, “Ratio Change Effective Date” and “Secured Leverage Ratio” appearing therein.

11. Section 2.12 of the Credit Agreement is hereby amended by replacing the text “(v) If” appearing therein with the following text:

“(u) If any Lender that is an EEA Financial Institution has a corporate credit rating from Moody’s or S&P of less than Baa3 or BBB-, respectively, (v) if”.

12. Section 4.02 of the Credit Agreement is hereby amended by deleting the following text from clause (a) thereof:

“; provided, further, that notwithstanding the foregoing, for purposes of a termination of Commitments in connection with meeting the Ratio Change Conditions, the Borrower may, subject to contemporaneous compliance with Section 5.02(a), reduce the Commitments (regardless of whether constituting Total Unutilized Commitments) in any amount sufficient to meet the requirements of clause (ii) of the definition of “Ratio Change Conditions”.

13. Section 10.01 of the Credit Agreement is hereby amended by (x) deleting “and” at the end of clause (ix) thereof, (y) replacing the period (“.”) at the end of clause (x) thereof with a semi-colon (“;”) and (z) inserting the following new clauses (xi) and (xii) thereto:

“(xi) Liens on Collateral securing Junior Lien Debt or any extension, renewal, redemption, refinancing, replacement or exchange thereof (a “Junior Lien Debt Refinancing”) to the extent substantially concurrently with the entering into of such Junior Lien Debt Refinancing the Junior Lien Representative thereunder enters into the

Junior Debt Intercreditor Agreement; provided that (i) such Liens are subordinated to the Liens securing the Obligations in accordance with, and subject to, the Junior Debt Intercreditor Agreement, (ii) the aggregate outstanding principal amount of Junior Lien Debt and Indebtedness incurred pursuant to a Junior Lien Debt Refinancing shall not exceed $400 million, (iii) such Junior Lien Debt or Indebtedness incurred pursuant to a Junior Lien Debt Refinancing shall not mature prior to the Extended Commitment Maturity Date and (iv) (x) the weighted average life to maturity of such Junior Lien Debt is not less than the remaining weighted average life to maturity of the Extended Facility and (y) the weighted average life to maturity of such Junior Lien Debt Refinancing is not less than the remaining weighted average life to maturity of the Junior Lien Debt being refinanced; and

(xii) with respect to any asset that becomes Collateral pursuant to the proviso at the end of the definition of “Collateral” (other than any Collateral and Guaranty Requirement Collateral), any Liens permitted under the agreement or agreements governing the relevant Junior Lien Debt or Junior Lien Debt Refinancing.”

14. Section 10.02 of the Credit Agreement is hereby amended by (w) deleting “and” at the end of clause (xi) thereof, (x) replacing the text “Sections 10.07 through 10.10 for the most recently ended Test Period (or at the time of such sale, in the case of Sections 10.09 and 10.10)” appearing in subclause (E) of clause (xii) thereof with the text “Section 10.08 (for the most recently ended Test Period) and Sections 10.07, 10.09 and 10.10 (at the time of such sale)”, (y) replacing the period (“.”) at the end of clause (xii) thereof with the text (“; and”) and (z) inserting the following new clause (xiii) thereto:

“(xiii) with respect to any asset (other than a Collateral Rig, the equity interests of a Subsidiary of the Parent that holds a direct or indirect equity interest in any company or Person which holds an ownership interest in one or more Collateral Rigs or any other assets constituting Collateral and Guaranty Requirement Collateral) that becomes Collateral pursuant to the proviso at the end of the definition of “Collateral”, any conveyance, sale, lease, charter or other disposition of such Collateral permitted under the agreement or agreements governing the relevant Junior Lien Debt or Junior Lien Debt Refinancing shall be permitted.”

15. Section 10.03(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) so long as (x) no Default or Event of Default exists or would result therefrom and (y) after giving effect to such Dividend, the Parent will be in pro forma compliance with each covenant set forth in Sections 10.07, 10.08 and 10.10, the Borrower may pay cash Dividends to the Parent or Atwood Deep Seas, Ltd.”

16. Section 10.04(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness of the Parent or of Subsidiaries of the Parent, provided that (a) both before and after giving effect to such additional Indebtedness, the Parent and its Subsidiaries shall be in pro forma compliance with the financial covenants contained in Sections 10.07, 10.08 and 10.10, (b) other than as permitted by Section 10.01(xi), such additional Indebtedness shall not be secured by any Collateral and (c) such additional Indebtedness, if incurred by a Credit Party, shall be in compliance with Section 10.15;”

17. Section 10.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.07 Minimum Liquidity. The Parent will not permit at any time Consolidated Liquidity to be less than $150,000,000 for a period of 5 or more consecutive Business Days.”

18. Section 10.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.08 Interest Expense Coverage Ratio. Commencing with the fiscal quarter of the Parent ending September 30, 2018, the Parent will not permit the Interest Expense Coverage Ratio to be less than 1.15:1.00 on the last day of any fiscal quarter of the Parent.”

19. Section 10.15(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Parent will not permit (x) any Subsidiary Guarantor that owns a Collateral Rig or (y) any Subsidiary Guarantor that holds a direct or indirect equity interest in any company or Person that owns a Collateral Rig to (I) engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of the Capital Stock of the Credit Parties and the ownership of Collateral Rigs and chartering of the Collateral Rigs to other Subsidiaries of the Parent, (ii) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, (iii) ordinary course liabilities and (iv) liabilities permitted by clause (II) below, provided that the Credit Parties may also engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law or (y) legal, tax and accounting matters in connection with any of the foregoing activities and (II) issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, other than (i) in the ordinary course of its business as owner of its Collateral Rig, including any guarantee of the obligations of any Credit Party in favor of any manager, (ii) in the ordinary course of its business as owner of a Collateral Rig, performance guarantees of performance of drilling contracts and financial guarantees of obligations such as those relating to taxes, customs, duties and importation regulation, (iii) any Indebtedness permitted to be incurred by such Subsidiary Guarantors pursuant to Section 10.04(vii) (so long as, in the case of Indebtedness incurred pursuant to Section 10.04(vii), such Indebtedness complies with the requirements of the preceding clause 10.15(c)(II)(ii) or clause 10.15(c)(II)(i)), or (iv) as contemplated by the Credit Documents; provided, that the Subsidiary Guarantors shall be permitted to provide guarantees in respect of any Junior Lien Debt and/or Indebtedness incurred pursuant to a Junior Lien Debt Refinancing and incur any Liens on Collateral securing such guarantees to the extent permitted pursuant to Section 10.01(xi) and, in each case, enter into such agreements and take such actions as are necessary to effectuate the foregoing.”

20. Section 10 of the Credit Agreement is hereby amended by inserting the following new Section 10.17 thereto:

“10.17 Incurrence of Certain Indebtedness Prior to the Extended Commitment Maturity Date. The Parent will not, and will not permit any of its Subsidiaries to, create or incur any Indebtedness that (x) matures before the Extended Commitment Maturity Date or (y) has a weighted average life to maturity that is less than the remaining weighted average life to maturity of the Extended Facility if the proceeds of such Indebtedness are being used to repurchase, redeem, prepay or otherwise acquire Indebtedness that matures on or after the Extended Commitment Maturity Date.”

21. Section 12.01(a) of the Credit Agreement is hereby amended by inserting the text “(including the entering into of the Junior Debt Intercreditor Agreement and such amendments or modifications to the Credit Documents as are required to implement the Junior Lien Debt and Junior Lien Intercreditor Agreement)” immediately after the text “and such other powers as are reasonably incidental thereto” appearing therein.

22. Section 14.04(a) of the Credit Agreement is hereby amended by inserting the following text immediately after the text “14.04(b)” appearing therein:

“and as permitted by Section 14.04(d)”.

23. Section 14.04(b) of the Credit Agreement is hereby amended by (x) replacing the text “(x) assign” appearing therein with the text “(x) subject to Section 14.04(d), assign”, (y) replacing the text “(i) shall” appearing in clause (y) thereof with the text “(i) subject to Section 14.04(d), shall” and (z) replacing the text “(ii) shall” appearing in clause (y) thereof with the text “(ii) subject to Section 14.04(d), shall”.

24. Section 14.04 of the Credit Agreement is hereby amended by inserting the following new clause (d) thereto:

“(d) Notwithstanding any other provision of this Section 14.04, the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to an EEA Financial Institution whose corporate credit rating (at the time of such assignment) from Moody’s or S&P is less than Baa3 or BBB-, respectively; provided that no such consent shall be required if any Default under Section 11.01 or 11.05 or any Event of Default is then in existence.”

25. Section 14.07(a) of the Credit Agreement is hereby amended by replacing the text “Sections 10.07 and 10.08” with the text “Sections 10.07, 10.08 and 10.10”.

26. The following shall be inserted as a new Section 14.20 of the Credit Agreement:

“14.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

27. SCHEDULE I of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex I hereto (which reflects the reduction in aggregate amount of Commitments by $152,000,000 on the Fourth Amendment Effective Date).

28. SCHEDULE X of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex II hereto.

29. Each party hereto agrees that each of the Credit Documents is hereby amended such that each reference to the address of the Administrative Agent, Collateral Agent or Security Trustee for purpose of notice or any other purpose shall be deemed to be amended to be a reference to: Nordea Bank AB, London Branch, 6th Floor, 5 Aldermanbury Square, London EC2V 7AZ, United Kingdom.

III. Conditions to the Effectiveness of this Fourth Amendment. This Fourth Amendment shall become effective on the first date when the following conditions have been satisfied (or waived in the sole discretion of the Required Lenders) (such date, which shall be communicated to the Borrower and the Lenders by the Administrative Agent, the “Fourth Amendment Effective Date”):

1. the Parent, the Borrower and the Required Lenders each shall have signed a counterpart hereof (whether the same or different counterparts) indicating its agreement to this Fourth Amendment and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036; Attention: May Yip (facsimile number: 212-354-8113 / email: myip@whitecase.com) and Jason Pham (facsimile number: 212-354-8113 / email: jason.pham@whitecase.com);

2. the Administrative Agent shall have received (a) a certificate, dated the Fourth Amendment Effective Date and reasonably acceptable to the Administrative Agent, from each of the owners of the Atwood Advantage, the Atwood Achiever and the Atwood Orca (collectively, the “New Rig Owners”) and each Subsidiary of the Parent (other than any Subsidiary that was a Subsidiary Guarantor prior to the Fourth Amendment Effective Date) which holds a direct or indirect equity interest in a New Rig Owner (collectively with the New Rig Owners, the “New Credit Parties”) signed by the chief executive officer, the president, any vice president, director, or any other Authorized Representative of such New Credit Party, and attested to by the secretary, any assistant secretary or any other Authorized Representative of such New Credit Party (other than the Authorized Representative of such New Credit Party signing the certificate of such New Credit Party) substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents), as applicable, of such New Credit Party and the resolutions of such New Credit Party (or, where applicable, the general partner of such New Credit Party) referred to in such certificate; and (b) all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper partnership, corporate or governmental authorities;

3. the Collateral and Guaranty Requirements with respect to each of the Atwood Advantage, the Atwood Achiever and the Atwood Orca shall have been satisfied, and each Credit Document (including the Security Documents and Subsidiaries Guaranty) related thereto shall be in full force and effect;

4. the Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from BankAssure Insurance Services Inc., Aon Risk Services Southwest, Inc. or such other firm of independent marine insurance brokers as is reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Credit Parties in respect of the New Collateral Rigs as of the Fourth Amendment Effective Date, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by companies operating in the offshore drilling industry for the protection of the Collateral Agent and/or the Lenders as secured party and mortgagee, (ii) otherwise conform with the insurance requirements of each respective Collateral Rig Mortgage and (iii) include, without limitation, the Required Insurance;

5. the Administrative Agent shall have received legal opinions addressed to the Administrative Agent and each of the Lenders (in form and substance reasonably satisfactory to the Administrative Agent) from US counsel to each of the Credit Parties (which shall be Baker Botts L.L.P, or another law firm reasonably acceptable to the Administrative Agent) and, as applicable, local counsel to each of the Credit Parties;

6. the Administrative Agent shall have delivered executed documents related to the release of the Atwood Falcon and Atwood Eagle from their respective Collateral Rig Mortgages and the release or termination of any Subsidiaries Guaranty, Pledge Agreement or similar agreement no longer required to be in effect under the Collateral and Guaranty Requirements in connection therewith;

7. after giving effect to the Fourth Amendment (including the Atwood Rigs Release and the addition of the Atwood Advantage, the Atwood Achiever and the Atwood Orca as Collateral Rigs), the Borrower shall be in pro forma compliance with the collateral maintenance covenant set forth in Section 10.09 of the Credit Agreement;

8. the Borrower shall have paid (i) to the Administrative Agent all reasonable, out-of-pocket costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by this Fourth Amendment for which a detailed invoice has been provided to the Borrower at least 2 Business Days before the Fourth Amendment Effective Date and (ii) such other fees as may from time to time be agreed between the Borrower and the Administrative Agent, including pursuant to that certain Fee Letter, dated as of February 22, 2016, between the Borrower, the Parent and the Administrative Agent (as may be amended, restated or otherwise modified prior to the date hereof);

9. the Administrative Agent shall have received all documentation and other information about each New Credit Party as has been requested in writing by the Administrative Agent that it determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

10. no Default or Event of Default shall exist as of the Fourth Amendment Effective Date after giving effect to this Fourth Amendment;

11. each of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date); and

12. the Administrative Agent shall have received a certificate from the chief executive officer, the president, any vice president, director, or any other Authorized Representative of the Parent certifying that the conditions set forth in Subsections (3), (7), (10) and (11) of this Section III shall have been satisfied.

IV. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Credit Documents and represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date after giving effect to this Fourth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date after giving effect to this Fourth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Fourth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Amended Credit Agreement, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Collateral Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Fourth Amendment.

3. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart to this Fourth Amendment shall be effective as delivery of an original executed counterpart of this Fourth Amendment. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

5. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. The Amended Credit Agreement and the other Credit Documents shall continue to be in full force and effect in accordance with their terms. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement. From and after the Fourth Amendment Effective Date, this Fourth Amendment shall for all purposes constitute a Credit Document.

*       *       *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

ATWOOD OCEANICS, INC.

By:	/s/ Mark W. Smith
Name: Mark W. Smith
Title: Senior Vice President and Chief Financial
Officer

ATWOOD OFFSHORE WORLDWIDE LIMITED

By:	/s/ Margaret C. Fitzgerald
Name: Margaret C. Fitzgerald
Title: Director

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

NORDEA BANK AB, LONDON BRANCH, as Administrative Agent and a Lender

By:	/s/ Michael Sheppard
Name: Michael Sheppard
Title: Vice President

By:	/s/ Peter Braithwaite
Name: Peter Braithwaite
Title: Head of Customer Service

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Skandinaviska Enskilda Banken AB (publ), as a Lender

By:	/s/ Arne Juell-Skielse
Name: Arne Juell-Skielse
Title:

By:	/s/ Helene Hellners
Name: Helene Hellners
Title:

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Crédit Agricole CIB, as a Lender

By:	/s/ Vincent Menot
Name: Vincent Menot
Title: Credit Analyst (CA - CIB Norway)

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Barclays Bank PLC, as a Lender

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: NIBC Bank N.V., as a Lender

By:	/s/ Sven de Veij
Name: Sven de Veij
Title: Executive Director

By:	/s/ S.M. Movers
Name: S.M. Movers
Title: Managing Director

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: UNICREDIT BANK AG, as a Lender

By:	/s/ Marquart
Name: Marquart
Title: Managing Director

By:	/s/ Laudahn
Name: Laudahn
Title: Director

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Regions Bank, as a Lender

By:	/s/ Kelly L. Elmore III
Name: Kelly L. Elmore III
Title: Managing Director

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

By:	/s/ Andrew McKuln
Name: Andrew McKuln
Title: Managing Director

By:	/s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Managing Director

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: Whitney Bank, as a Lender
By:	/s/ H. Elder Gwin
Name: H. Elder Gwin
Title: Vice President

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ATWOOD OCEANICS, INC., ATWOOD OFFSHORE WORLDWIDE LIMITED, VARIOUS LENDERS PARTY HERETO AND NORDEA BANK AB, LONDON BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION: ITF International Transport Finance Suisse AG, as a Lender
By:	/s/ Carsten Gutknecht-Stöhr
Name: Carsten Gutknecht-Stöhr
Title: Managing Director
By:	/s/ Athanasios Koilakos
Name: Athanasios Koilakos
Title: Vice President

Signature Page to Fourth Amendment to Atwood Amended and Restated Credit Agreement

Annex I

SCHEDULE I

EXTENDED COMMITMENT

Lender	Extended Commitment
Nordea Bank AB, London Branch	$180,000,000.00
DNB Capital LLC	$148,500,000.00
Wells Fargo Bank, N.A	$130,500,000.00
Crédit Agricole Corporate and Investment Bank	$99,000,000.00
BNP Paribas S.A.	$94,500,000.00
Barclays Bank PLC	$90,000,000.00
HSBC Bank USA, N.A.	$90,000,000.00
ING Capital LLC	$90,000,000.00
UniCredit Bank AG	$63,000,000.00
Crédit Industriel et Commercial	$40,500,000.00
Credit Suisse AG, Cayman Islands Branch	$36,000,000.00
Whitney Bank	$36,000,000.00
ITF International Transport Finance Suisse AG	$22,500,000.00
Total	$1,120,500,000.00

NON-EXTENDED COMMITMENT

Lender	Non-Extended Commitment
Skandinaviska Enskilda Banken AB (publ)	$103,500,000.00
NIBC Bank N.V.	$72,000,000.00
Natixis, New York Branch	$54,000,000.00
Regions Bank	$45,000,000.00
Total	$274,500,000.00

Annex III

SCHEDULE X

COLLATERAL

RIGS

Name	Rig Owner	Official Number	Type	Water Depth
ATWOOD AURORA	Alpha Aurora Company	2628	Jack-up	350 ft.

ATWOOD BEACON	Atwood Beacon S.à r.l.	1726	Jack-up	400 ft.

ATWOOD OSPREY	Alpha Osprey Company	3638	Semi- submersible	8,200 ft.

ATWOOD MAKO	Alpha Mako Company	4606	Jack-up	400 ft.

ATWOOD MANTA	Alpha Manta Company	4608	Jack-up	400 ft.

ATWOOD CONDOR	Alpha International Drilling Company S.à r.l.	3914	Semi- submersible	10,000 ft.

ATWOOD ACHIEVER	Alpha Achiever Company	4649	Drillship	12,000 ft.

ATWOOD ADVANTAGE	Atwood Advantage S.à r.l.	4433	Drillship	12,000 ft.

ATWOOD ORCA	Alpha Orca Company	4607	Jack-up	400 ft.